Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

LMI Aerospace, Inc.
St. Charles, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-147283) and Form S-8 (No.333-338090) of LMI Aerospace, Inc. of our report dated March 13, 2009, relating to the consolidated financial statements and financial statement schedule, which appear in in this Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 12, 2010